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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8/S-3) and related prospectus of Covad Communications Group, Inc. of our report dated February 15, 1999 with respect to the consolidated financial statements of Covad Communications Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998 and the related financial statement schedule filed with the Securities and Exchange Commission.


San Jose, California
June 25, 1999